                                                                      Exhibit(4)

                         NORTHSTAR HEALTH SERVICES, INC.
                             1997 STOCK OPTION PLAN



                                    ARTICLE I
                                     Purpose
                                     -------

         This 1997 Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by officers, consultants, directors and certain other key employees of Northstar Health Services, Inc. (the "Company") and its subsidiaries in order to increase their proprietary interest in the Company's success and to encourage them to remain in the employ or service of the Company.

         The word "Company", when used in the Plan with reference to employment or service, shall include subsidiaries of the Company. The word "subsidiary", when used in the Plan, shall mean any subsidiary of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The term "incentive stock options" when used in the Plan shall mean incentive stock options within the meaning of Section 422 of the Code.


                                   ARTICLE II
                                 Administration
                                 --------------

         The plan shall be administered by a Committee appointed by the Board of Directors (the "Board"), each member of which shall consist of at least two or more persons who are (i) "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, and (ii) an "outside directors" within the meaning of Section 162(m) of the Code (hereinafter referred to as the "Committee"). Subject to the provisions of the Plan, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees or consultants of the Company and its subsidiaries shall be granted options; (b) to authorize the granting of both incentive stock options and non-qualified stock options; (c) to authorize the grant of non-qualified stock options to directors of the Board who are not employees of the Company pursuant to a formula award determined by the Committee; (d) to determine the times when options shall be granted and the number of shares to be optioned; (e) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in ARTICLE V; (f) to determine the time or times when each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder;
(g) to accelerate the exercisability of any outstanding options; (h) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (i) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (j) to construe and interpret the Plan, the rules and regulations and the option agreements under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.


                                   ARTICLE III
                                      Stock
                                      -----

         The stock to be optioned under the Plan shall be shares of authorized but unissued Common Stock of the Company, $.01 par value, or previously issued shares of Common Stock reacquired by the Company (the "Stock"). Under the Plan, the total number of shares of Stock which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 1,000,000 shares, except as such number of shares shall be adjusted in accordance with the provisions of
ARTICLE X hereof. The maximum number of shares of Stock with respect to which options may be granted to any single optionee during any calendar year shall not exceed 100,000, except as such number of shares shall be adjusted in accordance with the provisions of ARTICLE X.

         The number of shares of Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the shares of Stock called for by the unexercised portion of such option may again be subject to an option under the Plan.


                                   ARTICLE IV
                           Eligibility of Participants
                           ---------------------------

         Subject to ARTICLE VII, officers and other key employees of the Company or of its subsidiaries shall be eligible to receive options under the Plan. In addition, options which are not incentive stock options may be granted to directors, consultants, or other key persons who the Committee determines shall receive options under the Plan.


                                    ARTICLE V
                                  Option Price
                                  ------------

         In the case of each incentive stock option granted under the Plan, the option price shall be not less than the fair market value of the Stock at the time the incentive stock option was granted. In the case of options other than incentive stock options, the option price shall not be less than 85% of the fair market value of the stock at the time the option was granted. The fair market value shall be deemed for all purposes of the Plan to be the mean between the highest and lowest sale prices reported as having occurred on any exchange with which the Company's Stock may be listed and traded on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Company's Stock is not listed on any exchange but the Stock is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis then the fair market value of the Stock shall be deemed to be the mean between the high and low price reported on the date the option is granted, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported. If the Stock is not quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, then the fair market value of the Stock shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service. In no event shall the option price be less than the par value per share of Stock on the date an option is granted.


                                   ARTICLE VI
                          Exercise and Terms of Options
                          -----------------------------

         The Committee shall determine the dates after which options may be exercised, in whole or in part. If an option is exercisable in installments, installments or portions thereof which are exercisable and not exercised shall remain exercisable.

         Any other provision of the Plan to the contrary notwithstanding and subject to ARTICLE VII, no option shall be exercised after the date ten years from the date of grant of such option (the "Termination Date").

         Except as otherwise provided by the Committee at the time an option is granted or by any amendment to an outstanding option:

         (i) If prior to the Termination Date, an optionee shall cease to be employed by or in the service or the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Code, the option may remain exercisable for a period not extending beyond one year after the date of cessation of employment or service to the extent it was exercisable at the time of cessation of employment of service.

         (ii) In the event of the death of an optionee prior to the Termination Date and while employed by or in the service of the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding paragraph, the optionee's options may remain exercisable at any time prior to the Termination Date but in no event later than one year from the date of death, by the person or person to whom the optionee's rights under the option pass by will or the applicable laws of descent and distribution to the extent that the optionee was entitled to exercise it on the date of death.

         (iii) If an optionee voluntarily terminates employment or service with the Company for reasons other than death, disability, or retirement on or after the normal retirement age set forth in the Company's policies (a "Voluntary Termination"), or if an optionee's employment or service with the Company is terminated for Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which have not been exercised prior to such termination shall lapse and be canceled. If at the time of a Voluntary Termination the Company was entitled to terminate the optionee's employment or service for Cause, as hereinafter defined, all shares of Stock received pursuant to options exercised after the Company was so entitled shall be purchased by the Company for the exercise price of such shares paid by the optionee. If the Company terminates an optionee's employment or service without Cause, as hereinafter defined, unless otherwise provided by the Committee, all options previously granted to such optionee which were exercisable immediately prior to such termination shall continue to be exercisable for period not extending beyond three months after the date of such termination.

                  For purposes of the Plan, the Company shall have "Cause" to terminate an optionee's employment or service if the Company has cause to terminate the optionee's employment or service under any existing employment agreement between the optionee and the Company or, in the absence of an employment agreement between the optionee and the Company, upon (A) the determination by the Board that the optionee has ceased to perform his duties to the Company (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to the Company, (B) the Board's determination that the optionee has engaged or is about to engage in conduct materially injurious to the Company, or (C) the optionee having been convicted of a felony.


                                  ARTICLE VII
         Special Provisions Applicable to Incentive Stock Options Only
         -------------------------------------------------------------

                  The aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which any incentive stock options may be exercisable for the first time by the optionee in any calendar year (under this Plan or any other stock option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000. To the extent that such aggregate fair market value exceeds $100,000 such options or portions thereof shall be non-qualified stock options.

                  No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such option (i) has an option price of at least 110 percent of the fair market value of the Stock on the date of the grant of such option; and
         (ii) such option cannot be exercised more than five years after the date it is granted.

                                  ARTICLE VIII
                               Payment for Shares
                               ------------------

                  Payment for shares of Stock purchased under an option granted hereunder shall be made in full upon exercise of the option, by cash, by certified or bank cashier's check payable to the order of the Company, or by any other means acceptable to the Company and designated by the Committee. The Stock purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.


                                   ARTICLE IX
                      Non-Transferability of Option Rights
                      ------------------------------------

                  Except as otherwise determined by the Committee with respect to the grant of options, no option shall be transferable except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or his guardian or legal representative.


                                   ARTICLE X
                 Adjustment for Recapitalization, Merger, Etc.
                 ---------------------------------------------

                  The aggregate number of shares of Stock which may be issued pursuant to options granted hereunder, the maximum number of shares of Stock which may be granted to any single optionee during any calendar year, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Stock resulting from a Stock split or other subdivision or consolidation of shares of Stock or for other capital adjustments or payments of Stock dividends or distributions or other increases or decreases in the outstanding shares of Stock without receipt of consideration by the Company.

                  In the event of any change in the outstanding shares of Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Stock or other securities issued or reserved for issuance pursuant to the Plan, and the number or kind of shares of Stock or other securities covered by outstanding options, and the option price thereof. In instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. The Committee shall notify optionees of any intended sale of all or substantially all of the Company's assets within a reasonable time prior to such sale.

                  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.


                                   ARTICLE XI
                                Change in Control
                                -----------------

                  Except to the extent stated otherwise in any individual option agreement, upon the occurrence of a Change in Control all outstanding options shall become immediately exercisable in full. For purposes of the foregoing, a "Change in Control" shall, unless in the case of a particular option, the applicable option agreement states otherwise, be deemed to occur if:

                  (i) the Company enters into any agreement to engage in a transaction, the consummation of which would result in any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than (A) the Company, (B) any Subsidiary or (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                         Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities, provided that such transaction actually does occur;

                  (ii) individuals who constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or
                         (iv) of this Article XI) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (unless the approval of the election or nomination for election of such new directors was in connection with an actual or threatened election or proxy contest), cease for any reason to constitute at least a majority thereof;

                  (iii) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a merger or consolidation of the Company with any other corporation, and such merger or consolidation actually does occur other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above in
                         (i), including the exemptions thereto) acquires forty percent (40%) or more of the combined voting power of the Company's than outstanding securities; or

                  (iv) the Company enters into any agreement to engage in a transaction, the consummation of which would result in, or the stockholders of the Company approve, a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets of any transaction having a similar effect, provided that such liquidation, sale or disposition actually does occur.


                                   ARTICLE XII
                        No Obligation to Exercise Option
                        --------------------------------

         Granting of an option shall impose no obligation on the recipient to exercise such option.

                                  ARTICLE XIII
                                 Use of Proceeds
                                 ---------------

         The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

                                   ARTICLE XIV
                             Rights as a Stockholder
                             -----------------------

         An optionee or a transferee of an option shall have no rights as a stockholder with respect to any share covered by his option until he shall have become the holder of record of such share, and he shall not be entitled to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE XV
                          Employment or Service Rights
                          ----------------------------

         Nothing in the Plan or in any option granted hereunder shall confer on any optionee any right to continue in the employ or service of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment or service at any time.


                                   ARTICLE XVI
                             Compliance with the Law
                             -----------------------

         The Company is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any shares of Stock subject to options under the Plan which results from the inability of the Company to obtain or in any delay in obtaining from any regulatory body having jurisdiction all requisite authority to issue or transfer shares of Stock of the Company either upon exercise of the options under the Plan or shares of Stock issued as a result of such exercise if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the Stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.


                                  ARTICLE XVII
                             Cancellation of Options
                             -----------------------

         The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

                                  ARTICLE XVIII
                             Expiration Date of Plan
                             -----------------------

         No option shall be granted hereunder after September 11, 2007.

                                   ARTICLE XIX
                       Amendment or Discontinuance of Plan
                       -----------------------------------

         The Board may, without the consent of the Company's stockholders or optionees under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options theretofore granted hereunder without the optionee's consent, and provided further that no such action by the Board, without approval of the stockholders, may (a) increase the total number of shares of Stock which may be purchased pursuant to options granted under the Plan, except as contemplated in ARTICLE X or (b) decrease the minimum option price.